UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 06, 2023

BROADSTONE NET LEASE, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39529	26-1516177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Clinton Square
Rochester, New York		14604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 287-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value	BNL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 11, 2023, Broadstone Net Lease, Inc. (the “Company”) issued a press release that included a business update on fiscal year 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2023, Christopher J. Czarnecki, notified the Board of Directors (the “Board”) of the Company of his decision to resign from his roles as the President and Chief Executive Officer (“CEO”) of the Company, effective February 28, 2023 (the “Transition Effective Date”). Mr. Czarnecki’s resignation was not the result of any disagreement with the Company.

On January 11, 2023, the Company announced that the Board elected the Company’s Executive Vice President and Chief Operating Officer (“COO”), John Moragne, age 40, to succeed Mr. Czarnecki as CEO of the Company, effective on the Transition Effective Date. Mr. Czarnecki intends to continue to serve as a member of the Board until the Transition Effective Date, at which point he has agreed to resign from the Board. The Board intends to appoint Mr. Moragne as a director to replace Mr. Czarnecki upon his departure.

In addition, on January 11, 2023, the Company also announced that the Board approved a series of management team promotions in light of the CEO transition, including: (1) the Company’s Executive Vice President and Chief Financial Officer (“CFO”), Ryan Albano, age 41, being elected as President and COO of the Company; and (2) the Company’s Senior Vice President, Capital Markets & Credit Risk, Kevin M. Fennell, age 37, being elected to succeed Mr. Albano as the Executive Vice President and CFO of the Company, each promotion to be effective on the Transition Effective Date.

Each of Mr. Moragne’s, Mr. Albano’s and Mr. Fennell’s biographical information is set forth on pages 29-30 of the Company’s Proxy Statement for its 2022 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 25, 2022, in the section entitled “Executive Officers of the Company” which information is incorporated herein by reference.

In connection with the management team changes described above, the Company entered into an agreement with each of Mr. Czarnecki, Mr. Moragne, Mr. Albano, and Mr. Fennell, as follows:

•
Mr. Czarnecki and the Company, together with Broadstone Net Lease, LLC and Broadstone Employee Sub, LLC (collectively, the “Company Group”) entered into a Chief Executive Officer Transition Agreement (the “CEO Transition Agreement”), pursuant to which Mr. Czarnecki has agreed to assist in the transition of his role and provide advisory services to the Company through January 31, 2024, unless earlier terminated in the event of Mr. Czarnecki’s death, disability, resignation or by the Company Group for Cause (as defined in the CEO Transition Agreement). The terms of the CEO Transition Agreement provide for Mr. Czarnecki to receive payment for his consulting services of $50,000 per month, subsidized COBRA benefits for 18 months, an annual bonus in respect of 2022 and he will be eligible to receive a pro-rata bonus in respect of 2023, each based on actual Company performance and paid in the ordinary course. Outstanding time-based restricted stock held by Mr. Czarnecki as of the Transition Effective Date will vest in full at the end of the term of the CEO Transition Agreement, unless Mr. Czarnecki resigns or his services are terminated by the Company Group for Cause prior to January 31, 2024. Mr. Czarnecki will remain eligible to vest in a pro-rata portion of the performance-based restricted stock units (“Performance-Based RSUs”) granted to him in 2021 and 2022 that are determined to have vested by the Compensation Committee of the Board in the ordinary course at the end of the award’s applicable three-year performance period. In the case of Performance-Based RSUs granted in 2021, Mr. Czarnecki will retain the right to two-thirds of the number of Performance-Based RSUs, and one-third of the number of Performance-Based RSUs granted in 2022, otherwise determined to have vested in accordance with the respective terms of each award. In addition, under the terms of his current employment agreement and confirmed in the CEO Transition Agreement, Mr. Czarnecki remains subject to confidentiality, non-competition, non-solicitation, non-recruitment and non-disparagement covenants for a period of one year following the Transition Effective Date.
•
Mr. Moragne and the Company Group entered into an amendment to his current employment agreement to reflect his promotion to the role of CEO of the Company and extend the term of the employment agreement to December 31, 2026. The amendment also reflects updates to his compensation, including an annual salary of $600,000, a target annual bonus of at least 120% of base salary, and a 2023 target long-term incentive plan award value of $2,000,000, which is divided into awards of time-based restricted stock (for 40% of the total award value) and Performance-Based RSUs (for 60% of the total award value). In addition, the multiple applicable to the cash salary and target bonus portion of the severance benefits to which Mr. Moragne becomes eligible to receive in the event of a termination of Mr. Moragne’s employment by the Company Group without Cause or by Mr. Moragne for Good Reason (as those terms are defined in his employment agreement) was updated to be two years (or three years if the qualifying termination occurs during a Change in Control Window (as defined in his employment agreement)).
•
Mr. Albano and the Company Group entered into an amendment to his current employment agreement to reflect his promotion to the role of President and COO of the Company and extend the term of the agreement to December 31, 2026. The amendment also reflects updates to his compensation, including an annual salary of $500,000 and a 2023 target long-term incentive plan award value of $1,500,000, which is divided into awards of time-based restricted stock (for 40% of the total award value) and Performance-Based RSUs (for 60% of the total award value).
•
Mr. Fennell and the Company Group entered into a severance protection agreement (the “Severance Protection Agreement”), providing Mr. Fennell with severance benefits in connection with certain termination of employment events. In the event of Mr. Fennell’s termination of employment by the Company Group without Cause, or by Mr. Fennell for Good Reason (as such terms are defined in the Severance Protection Agreement), or in the event of Mr. Fennell’s death or disability, Mr. Fennell will be entitled to the same severance payments and benefits as provided to Mr. Albano under the same circumstances. These severance payments and benefits are described on page 48 of the Company’s Proxy Statement for its 2022 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 25, 2022, in the section entitled “Executive Compensation -- Employment Agreements with our Named Executive Officers,” which information is incorporated herein by reference.

There are no family relationships, as defined in Item 401 of Regulation S-K, between any of Mr. Moragne, Mr. Albano, or Mr. Fennell and any of the Company’s directors or executive officers or persons nominated or chosen to become a director or executive officer. None of Mr. Moragne, Mr. Albano, or Mr. Fennell has engaged in any transaction with the Company during the last fiscal year, and none of them proposes to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A press release related to the matters described in Items 2.02 and 5.02 of this Current Report on Form 8-K is furnished herewith as Exhibit 99.1 and hereby incorporated in this Item 7.01 by reference.

The information in Exhibit 99.1 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated January 11, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 11, 2023	By:	/s/ John D. Callan, Jr.
Name: John D. Callan, Jr. Title: Senior Vice President, General Counsel and Secretary